INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the use in this Post-Effective Amendment No. 29 to Registration Statement No. 2-52714 on Form S-6 of Prudential's Annuity Plan Account of The Prudential Insurance Company of America (1) of our report dated February 15, 1996, relating to the financial statements of Prudential's Annuity Plan Account,
(2) of our report dated February 15, 1996 relating to the financial statements of Prudential's Investment Plan Account, (3) of our report dated February 15, 1996, relating to the financial statements of Prudential's Gibraltar Fund, Inc., and (4) of our report dated March 1, 1996, except for Note 1A as to which the date is March 10, 1997, relating to the statutory financial statements of The Prudential Insurance Company of America in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Financial Highlights" and "Experts" in such Prospectus.


Deloitte & Touche LLP
Parsippany, New Jersey
April 25, 1997